SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      ---------------------------------------------------------------------

        Date of Report (Date of earliest event reported) October 24, 1996

                         First South Africa Corp., Ltd.
             (Exact name of registrant as specified in its charter)


         Bermuda                       0-27494                      N/A
(State or other jurisdiction         (Commission               (IRS Employer
     or incorporation)               File Number)            Identification No.)


             Clarendon House, Church Street, Hamilton HM CX, Bermuda (Address of principal executive offices, including zip code)

        Registrant's telephone number, including area code (441) 295-1422

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

           On October 24, 1996 First South Africa Corp., Ltd., through its wholly owned subsidiary corporation, First South African Holdings
           (Pty) Ltd., acquired all of the outstanding stock and assets of Astoria Bakery CC and Astoria Bakery Lesotho Proprietary Ltd.,. ( collectively referred to as "Astoria") from Wolfgang Burre. Astoria is engaged in the business of manufacturing, processing and distributing a broad range of specialty baked breads and confectionary products. First South Africa Corp., Ltd., intends to continue to operate the existing business of Astoria.

           The consideration for all of the stock and assets of Astoria was 20 million South African Rand ( approximately $4.44 million). This price was calculated based on a multiple of Astoria's audited net earnings for fiscal year ended February 28, 1996. Such payment will be made as follows:

           1. On closing an amount equal to 6 million South African Rand (approximately $1.3 million) in cash and an additional 186,000 First South African Holdings, Class B shares. Such shares are valued at $930,000 at a price of $5.00 a share.

           2. A second payment will be made based on the results for the year ended June 30, 1997. The amount payable will be 4 (four) times the pre-tax profits for the year ended June 30, 1997 multiplied by a factor of 25% (the "second installment"). The second installment will be payable 60% in cash and 40% in First South African Holdings Class B Shares. The price of the First South African Holdings shares, for the purpose of the second installment, will be allotted at a price equal to the June 30, 1997 exchange rate multiplied by the closing price of the shares of Common Stock of First South Africa Corp., Ltd, a Bermuda registered company quoted on NASDAQ, on June 30, 1997.

           The exchange rate used for purposes of calculating the rand value of the First South African Holdings shares will be the average between the buy and sell exchange rates at the close of trading of the South African Rand to the United States Dollar exchange rate as quoted by the Standard Bank of South Africa (the "exchange rate"), on June 30, 1997. The second installment will be paid on or before September 30, 1997

           3. A third payment will be made based on the results for the year ended June 30, 1998. The amount payable will be 4 (four) times the pre-tax profits for the year ended June 30, 1998 multiplied by a factor of 25% (the "third installment"). The third installment will be payable 60% in cash and 40% in First South African Holdings Class B Shares. The price of the First South African Holdings shares, for the purpose of the third installment, will be allotted at a price equal to the June 30, 1998 exchange rate multiplied by the closing price of the shares of Common Stock of First South Africa Corp., Ltd, a Bermuda registered company quoted on NASDAQ, on June 30, 1998.

           The exchange rate used for purposes of calculating the rand value of the First South African Holdings shares will be the average between the buy and sell exchange rates at the close of trading of the South African Rand to the United States Dollar exchange rate as quoted by the Standard Bank of South Africa (the "exchange rate"), on June 30, 1998. The third installment will be paid on or before September 30, 1998.

           4. A fourth payment will be made based on the results for the year ended June 30, 1999. The amount payable will be 4 (four) times the pre-tax profits for the year ended June 30, 1999 multiplied by a factor of 25% (the "fourth installment"), minus the lesser of the second and third installments. The fourth installment will be payable 60% in cash and 40% in First South African Holdings Class B Shares. The price of the First South African Holdings shares, for the purpose of the fourth installment, will be allotted at a price equal to the June 30, 1999 exchange rate multiplied by the closing price of the shares of Common Stock of First South Africa Corp., Ltd, a Bermuda registered company quoted on NASDAQ, on June 30, 1999.

           The exchange rate used for purposes of calculating the rand value of the First South African Holdings shares will be the average between the buy and sell exchange rates at the close of trading of the South African Rand to the United States Dollar exchange rate as quoted by the Standard Bank of South Africa (the "exchange rate"), on June 30, 1999. The fourth installment will be paid on or before September 30, 1999.

           First South Africa Corp., Ltd., paid the initial cash component through its own cash resources.

Item 7.    Financial Statement and Exhibits.

           (a) Financial Statements of Businesses Acquired. Pursuant to Instruction (b) (2) of Item 7, Form K, the registrant shall file the required financial statements of Astoria Bakery CC and Astoria Bakery (Lesotho) (Pty) within sixty days after October 24, 1996.

           (b) Pro Forma Financial Information. Pursuant to Instruction ( b) (2) of Item 7, Form K, the registrant shall file the required financial statements of Astoria Bakery CC and Astoria Bakery (Lesotho) (Pty) within sixty days after October 24, 1996.

           (c) Exhibits. The following exhibits are attached hereto:

           1. Sale of Business Agreement between Astoria Bakery CC and Wolfgang Burre and Astoria Bakery (Proprietary)Limited and First South African Holdings (Proprietary) Limited and First South Africa Corp., Ltd.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             FIRST SOUTH AFRICA CORP., LTD.


                                             By:   /s/ Clive Kabatznik
                                                 -------------------------
                                                  Clive Kabatznik, President


DATED: November 7, 1996